UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2023
_____________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan		1-13873	38-0819050
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids,	Michigan		49508
(Address or principal executive offices)			(Zip code)
(616) 247-2710
(Registrant's telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
_______

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As of the end of the first quarter of fiscal year 2024, Steelcase Inc. (the “Company”) realigned its reportable segments for financial reporting purposes as a result of changes in how business performance is monitored and resources are allocated to support the Company's top strategic priorities. During the quarter, the Company simplified its internal reporting to summarize the results of all brands by geography including utilization of previously unallocated corporate expenses. This change is paralleled to the organizational structure that will be used by the Company’s Chief Executive Officer for making operating and investment decisions and assessing business performance. The Company’s realigned reportable segments are as follows.

•Americas Segment - The Americas segment serves customers in the United States, Canada, the Caribbean Islands and Latin America with a comprehensive portfolio of furniture and architectural products that are marketed to corporate, government, healthcare, education and retail customers primarily through the Steelcase, AMQ, Coalesse, Designtex, HALCON, Orangebox, Smith System and Viccarbe brands.

•International Segment - The International segment serves customers in Europe, the Middle East and Africa (“EMEA”) and Asia Pacific with a comprehensive portfolio of furniture and architectural products that are marketed to corporate, government, education and retail customers primarily through the Steelcase, Coalesse, Orangebox, Smith System and Viccarbe brands.

Effective as of the end of the first quarter of fiscal year 2024:

•the EMEA and Asia Pacific operating segments are aggregated and reported as the International segment,

•Designtex is included within the Americas segment and will continue to sell textiles, wall coverings and surface imaging solutions primarily in North America, and

•previously unallocated Corporate expenses are included in the Americas segment which is the operating segment that the corresponding functions primarily support. Previously allocated expenses will continue to be allocated to the operating segments they support.

The Company evaluates the performance of its operating segments based on revenues, gross profit and operating income adjusted to exclude amortization of purchased intangible assets, restructuring costs and, as applicable, other unusual items.

As required by Accounting Standards Codification (ASC) 280, “Segment Reporting,” all future consolidated financial statements issued by the Company will reflect the reclassification of previously published segment data.

The information included in this Form 8-K affects disclosures related to previously disclosed segment results and does not in any way restate or revise the consolidated financial position, results of operations or cash flows in any previously reported Consolidated Statement of Income, Consolidated Balance Sheets or Consolidated Statements of Cash Flows of Steelcase Inc.

The quarterly segment information for the first, second, third and fourth quarters of fiscal years 2023 and 2022 set forth in Exhibit 99.1 reflects the reclassification resulting from the reportable segment changes described above.

The information furnished pursuant to this Item 8.01 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description
99.1	Reclassified quarterly segment information for the first, second, third and fourth quarters of fiscal years 2023 and 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

By:	/s/ Nicole C. McGrath
Nicole C. McGrath Vice President, Corporate Controller & Chief Accounting Officer
Date: June 2, 2023